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                                                                       EXHIBIT 1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         FIRST AMENDMENT ("First Amendment"), dated as of February 18, 2003, to the Rights Agreement dated as of November 27, 2002 (the "Rights Agreement") by and between Rawlings Sporting Goods Company, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent"). Capitalized terms not defined herein shall have the respective meaning ascribed to them in the Rights Agreement.

         WHEREAS, the Company is a party to an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated December 15, 2002, by and among K2 Inc., a Delaware corporation ("K2"), Lara Acquisition Sub., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"), and the Company, which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger") subject to shareholder and regulatory approval and other terms and conditions; and

         WHEREAS, the Company desires that the transactions contemplated by the Merger Agreement, as well as K2, Merger Sub and any affiliates thereof be exempt from the provisions of the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

         NOW, THEREFORE, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

         1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, none of K2 Inc., a Delaware corporation ("K2"), Lara Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"), or any of their Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, dated as of December 15, 2002 (as the same may be amended from time to time, the "Merger Agreement"), by and among K2, Merger Sub and the Company, or the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "Merger") or the announcement of any of the foregoing transactions."

         2. The definition of "Section 13 Event" in Section 1(nn) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred as the result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger

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         Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         3. The definition of "Stock Acquisition Date" in Section 1(pp) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         4. The definition of "Triggering Event" in Section 1(vv) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         5. Section 3(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         6. The definition of "Section 11(a)(ii) Event" in Section 11 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end of Section 11(a)(ii):

         "Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         7. Section 30 of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement,

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         including without limitation, the Merger, or the announcement of any of the foregoing transactions."

         8. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         9. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

         10. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved, and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         11. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.

                          RAWLINGS SPORTING GOODS COMPANY, INC.


                          By: /s/ Stephen M. O'Hara
                              --------------------------------------------------
                          Name:  Stephen M. O'Hara
                          Title: Chief Executive Officer
                                 and Chairman



                          MELLON INVESTOR SERVICES LLC


                          By: /s/ Ruth A. Brunette
                              --------------------------------------------------
                          Name:  Ruth A. Brunette
                          Title: Assistant Vice President


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